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EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated February 9, 2001 included or incorporated by reference in the Annual Report on Form 10-K of BTU International, Inc. for the year ended December 31, 2000.

                                              Arthur Andersen LLP

Boston, Massachusetts
June 13, 2001